SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date Of Earliest Event Reported): JUNE 11, 2010

VIZSTAR, INC.
(Exact Name Of Registrant As Specified In Charter)

Nevada	000-53448	98-0507524
(State Or Other Jurisdiction Of Incorporation Or Organization)	(Commission File No.)	(IRS Employee Identification No.)

c/o Celestial Jets Inc., 224 Fifth Avenue, Fourth Floor, New York, NY 10001
(Current Address of Principal Executive Offices)

Phone number: 702-441-0703
(Issuer Telephone Number)

Suite 112-5348 Vegas Drive, Las Vegas, NV 89108
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by VizStar, Inc. (the “Company”) from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in the Filings, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to the Company’s or Company’s management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to the Company’s industry, the Company’s operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Company’s management believes that the expectations reflected in the forward looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Company’s financial statements and the related notes filed with this Form 8-K.

In this Current Report on Form 8-K, references to “we,” “our,” “us,” “VizStar,” or the “Company” refer to VizStar, Inc. , a Nevada corporation.

Item 1.01:                   Entry into a Material Definitive Agreement.

On June 11, 2010, the Company entered into a Merger Agreement (the “Merger Agreement”) with Celestial Jets, Inc., a New York corporation (“Celestial Jets”). Under the Merger Agreement, Celestial Jets merged (the “merger”) with and into the Company’s wholly owned subsidiary, Celestial Acquisition Corp., for a merger consideration issued to the sole stockholder of Celestial Jets equal to 35,633,584 shares of the Company’s common stock (representing 54.14% of the Company’s outstanding capital stock immediately after the merger) and 16,000,000 Class A Common Stock Purchase Warrants (the “Warrants”). Upon the merger, the name of Celestial Acquisition Corp. became Celestial Jets, Inc. The Warrants are exercisable any time until June 11, 2011 at an exercise price of $0.0001 per share. The Warrants are intended to provide a mechanism for the holder to maintain a 53.85% interest in the Company following the merger and thus may only be exercised if the Company issues additional shares of its common stock to any person on or before June 11, 2011. The merger occurred on June 11, 2010. The Company expects that it will change its name from VizStar, Inc. to Celestial Jets, Inc. in the foreseeable future. A copy of the Merger Agreement is included as an exhibit hereto.

Pursuant to the Merger Agreement, Celestial Jets became a wholly-owned subsidiary of the Company. Moreover, in connection with the Merger Agreement, the Company agreed that two of the three vacant seats on the Company’s Board of Directors may be filled by two new directors chosen by the former shareholder of Celestial Jets. In accordance with the Merger Agreement, Gary Clyburn, Jr. and Sharon Singer have become directors of the Company.

The description of the transactions contemplated by the Merger Agreement and related agreements in this Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibits filed herewith and incorporated herein by reference.

Item 2.01:                    Completion of Acquisition or Disposition of Assets.

As described in Item 1.01 above, on June 11, 2010, the Company entered into the Merger Agreement with Celestial Jets. Under the Merger Agreement, Celestial Jets merged with and into the Company’s wholly owned subsidiary, Celestial Acquisition Corp. for a merger consideration issued to the sole stockholder of Celestial Jets equal to 35,633,584 shares of the Company’s common stock (representing 54.14% of the Company’s outstanding capital stock immediately after the merger) and 16,000,000 Class A Common Stock Purchase Warrants. The merger occurred on June 11, 2010.

Pursuant to the Merger Agreement, Celestial Jets became a wholly-owned subsidiary of the Company.

As a result of the closing under the Merger Agreement, the Company’s operations are now focused on the private aviation business and it believes that can no longer be deemed a “shell company” as such term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. Accordingly, we are providing the information below that would be included in a Form 10 under the Exchange Act, reflecting the Company’s common stock, which is the only class of its securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Merger Agreement, with such information reflecting the Company and its securities upon consummation of the Merger Agreement.

In this report, we rely on and refer to information and statistics regarding our industry that we have obtained from a variety of sources. Some of this information is publicly available and has not been specifically prepared for us for use in this report or otherwise. Although we believe that this information is generally reliable, we cannot guarantee, nor have we independently verified, the accuracy and completeness of such third party information.

FORM 10 DISCLOSURES

Form 10 Item 1 - BUSINESS

History

VizStar, Inc. (the “Company”) was incorporated in Nevada on June 27, 2006 under the name “Easy CD Yearbook, Inc.” Its offices were located at 5348 Vegas Dr., Suite 112, Las Vegas, NV 89108, where its telephone number is (702) 441-0703. As a result of the acquisition of Celestial Jets, it principal operating office will be located at 224 Fifth Avenue, Fourth Floor, New York, NY 10001.

Effective January 28, 2010, the Company effected a one (1) old for sixteen (16) new forward stock split of its authorized and issued and outstanding common stock. As a result, the authorized capital increased from 150,000,000 shares to 2,400,000,000 shares of common stock with a par value of $0.0001 and the issued and outstanding common stock increased from 7,635,700 shares of common stock to 122,171,200 shares of common stock with a par value of $0.0001. Of these shares, the holders of 91,988,8000 shares cancelled their shares  prior to the merger with Celestial Jets as described below.

Also effective January 28, 2010, the Company changed its name from “Easy CD Yearbook, Inc.” to “VizStar, Inc.,” by way of a merger with its wholly owned subsidiary VizStar, Inc., which was formed solely for the change of name.

The change of name and forward stock split became effective with the Over-the-Counter Bulletin Board at the opening for trading on March 30, 2010 under the new stock symbol “VIZS.” The Company’s new CUSIP number is 92856X 109.

Except as set forth below as to the Merger Agreement with Celestial Jets, Inc., and the merger with its subsidiary to effect a name change, since incorporation, the Company has not made any significant purchases or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. The Company has never declared bankruptcy, been in receivership, nor been involved in any legal action or proceedings.

Since incorporation through the quarter ended February 28, 2010, the Company was in the business of creating electronic yearbooks to offer schools and clubs an alternative to traditional printed yearbook. Subsequent to the quarter ended February 28, 2010, management analyzed the various alternatives available to it to ensure its survival and to preserve shareholders’ investment in its common shares. This analysis included sourcing additional forms of financing to continue the business as is, or mergers and/or acquisitions.

On June 11, 2010, the Company entered into the Merger Agreement with Celestial Jets. Under the Merger Agreement, Celestial Jets merged with and into the Company’s wholly owned subsidiary, Celestial Acquisition Corp. for a merger consideration issued to the sole stockholder of Celestial Jets equal to 35,633,584 shares of the Company’s common stock (representing 54.14% of the Company’s outstanding capital stock immediately after the merger) and 16,000,000 Class A Common Stock Purchase Warrants. Upon the merger, the name of Celestial Acquisition Corp. became Celestial Jets, Inc. The Warrants are exercisable any time until June 11, 2011 at an exercise price of $0.0001 per share. The Warrants are intended to provide a mechanism for the holder to maintain a 53.85% interest in the Company following the merger and thus may only be exercised if the Company issues additional shares of its common stock to any person on or before June 11, 2011. The merger occurred on June 11, 2010.

Moreover, in connection with the Merger Agreement, the Company agreed that two of the three seats on the Company’s Board of Directors may be filled by two new directors chosen by the former shareholder of Celestial Jets.

Pursuant to the Merger Agreement, Celestial Jets became a wholly-owned subsidiary of the Company.

Celestial Jets’ Business

Celestial Jets was incorporated in New York on February 13, 2009 to operate in the business of brokering private aviation services. On July 9, 2009, Celestial Jets was registered as a Minority Business Enterprise (MBE) as defined by the National Minority Supplier Development Council and as adopted by the NY and NJ Minority Supplier Development Council. This registration expires July 9, 2010 but it is annually renewable. The Company expects to obtain its own MBE certification since it is now controlled by the same person who controlled Celestial Jets prior to the merger. In 2009, Celestial Jets made arrangements with five people as independent contractors to work as private aviation consultants and jet brokers for Celestial Jets. Those people had previously worked with two other companies in the same business that had ceased operations.

Overview

As a result of the acquisition of Celestial Jets, the Company’s business plan will focus on the operation of a global full service private aviation charter brokerage company. The Company believes it will have access to over 7,000 aircrafts worldwide through strategic vendor relationships, and is a position to broker private flights on an hourly basis. The Company plans to provide full service private aviation to exclusive clientele and customers, including entertainers, athletes, business executives, and government agencies. The Company does not intend to own or lease aircraft. Instead, the Company intends to act as an intermediary, offering its customers private airline charters through arrangements with other companies that have the ability to provide aircraft for flights.

The Company operates principally through a network of independent contractors who act as individual jet flight specialists who arrange private charter flights for customers. Many of these independent contractors have substantial prior experience conducting that business and they may bring with themselves to Celestial Jets an existing base of customers. In addition, Celestial Jets, through advertising and marketing efforts, will generate additional customers that it will then pass on to jet flight specialists to finalize all arrangements.

Celestial Jets also has an agreement with an independent company pursuant to which Celestial can refer aircraft management business to the other company. The other company will then manages the flying of the plane and shares the profits with Celestial Jets. This line of business is just in its formative stage and has not yet generated any revenue.

Our business plan includes a multi-faceted program to build revenue, increase market penetration and strive for profitability.

Phase I – Currently being undertaken

●	Brokering private airline charter flights on a hourly basis.

Phase II – Presently in discussion

●	Provide aircraft management services to customers that own existing aircraft by partnering with a company able to manage planes and make them available to for chartering to defray costs of ownership.
●	Aircraft maintenance services to customers owning planes by partnering with an appropriate management or maintenance company.

Phase III – Envisioned in the foreseeable future

●	Purchasing fractional jet ownership contracts from companies and individuals that want to dispose of existing contracts due to economic distress or changed circumstances.
●	Act as an aircraft purchase and sale broker.

Our core business is to make available private jet charters with competitive rates, providing service 24 hours a day, 7 days a week, 365 days a year. We expect that will continue to be our core revenue generating source for the foreseeable future.

Domestic Charter:

For private charter flights within the continental United States, we offer on-demand charter service with as little as 2 hours notice to over 5,000 airports. Our 24/7 Client Services Team is available to assist with travel planning and flight support services.

International Charter:

With comprehensive worldwide operating authority and access to a fleet of modern Gulfstream and Learjet aircraft, we can make arrangements for private charter flights from worldwide locations, such as arranging for a Gulfstream Jet to fly from Dubai to Paris or a Learjet from London to Rome.

Empty-Leg Flights:

One-way flights are often available at a significant discount to customers whose travel plans are compatible with the routing of an available empty leg flight. As we develop a network of customers and increase our market position, we expect to be able to provide opportunities for customers to access low cost one-way flights that would otherwise fly empty.

Celestial Jets is a member in good standing with ARG/US (Aviation Research Group US) (a rating agency that rates aircraft operators based upon safety), Wyvern (an aviation safety auditing firm that audits aircraft operators), and the National Air Transportation Association (the national trade association for general aviation service companies).

In addition to the flights themselves, we provide ancillary services to increase per flight revenue beyond just the per hour charge for a flight. These additional services include full charter jet in-flight catering able to meet any taste or dietary need, from liquor to 5-star cuisine, with the ability to satisfy religious dietary requirements. We also offer a full array of specialized in-flight services to customize the private jet charter experience and we can make available everything from nannies and hairdressers to both armed and unarmed security.

Management of the Company believes it has the ability to save customers 40-50% on their charter flight costs when compared to fractional ownership companies, such as competitor NetJets. In addition, customers can charter flights on a one-off basis without being required to commit to a minimum number of fight hours, as is the case with competitor Marquis Jets.

The Company directs its marketing efforts to high net worth individuals and businesses in need of charter airplane services. As a Minority Business Enterprise, corporate marketing will include direct marketing to the diversity and inclusion programs of major companies, such as Fortune 1000 companies. The Company’s plans include obtaining the ability to capture prompt information that will allow the Company to identify unused one-way flight opportunities that are not conveniently available to the industry.

Celestial Jets has its office in New York, NY, where its address is 224 Fifth Avenue, Fourth Floor, New York, NY 10001. The telephone number is (646) 434-0030.

Sources of Revenue

Current Sources

Aircraft charter

Celestial Jets currently derives most of its revenue from commissions earned for arranging airplane charter flights, coupled with fees on add on enhancements such as catering and liquor provided to passengers. The commissions generally vary from 10% to 35% of the cost of the flight, and are estimated to average approximately 17% to 20% of the flight charge. The commission on a flight depends upon normal business factors such as competition in the applicable market and supply and demand. Celestial Jets gives initial flight discounts to increase its customer base, and thus commission margins are lower as it ramps up its operations.

If the potential opportunity to broker a flight was generated from Celestial Jet’s own marketing efforts, then an independent contractor or employee working with Celestial Jets to work with the customer and finalize the transaction normally is paid 30% of the commission as compensation. If the flight opportunity originated from the independent contractor’s or employee’s own relationships that he or she brought to Celestial Jets, then the employee or contractor normally receives 60% of the commission. Celestial Jets may share a different percentage of the commission if circumstances warrant.

Fees for Additional Ancillary Services

On most flights, the customer requires additional services that may create further opportunity to generate revenue. In-flight catering, helicopter shuttle, armed and unarmed security services, and ground transportation are examples of the additional ways Celestial Jets can increase revenue.

Future Potential Sources of Related Revenue

Aircraft management

Owning a private aircraft is a costly and time consuming commitment. Owners of private aircraft can offset all or part of the expense of owning the aircraft, and some of the time spent in managing ownership, by offering it for charter to others in need to airplane services. Celestial Jets has established a relationship with an aircraft management company, and may establish similar relationships, under which Celestial Jets can function as an intermediary between its customers that own aircraft and an aircraft management company that will provide maintenance and flight services to third parties, thus allowing Celestial Jets’ customer to offset ownership costs and allowing Celestial Jets to earn fees for making the arrangements. The management company can maintain the aircraft; negotiate fuel contracts, hangar the aircraft, coordinate pilots and perform other tasks. Celestial Jets will also attempt to capture an additional component of the aggregate revenue by seeking to broker charter flights on such planes to its other customers.

Purchase and sale of aircraft

Celestial Jets intends to seek to expand its activities in peripheral airline-related fields, including acting as a broker in the purchase or sale of aircraft. As we develop and expand our network involvement in the airline charter industry, we expect to come into contact with many potential airplane buyers and sellers and we expect to be able to position ourselves to take advantage of those contacts to function as an aircraft purchase/sale broker. A majority of purchases of used aircraft are conducted through brokers and the commissions paid to the broker can reach 2-3% of the final sale price. This can generate substantial revenue because the sale price of the aircraft will frequently exceed $20 million.

Dealing in fractional ownership shares

Purchasers of fractional ownership interests in aircraft sometimes find themselves no longer in need of the interests they purchased, either because of changing business plans, changes in economic conditions, or financial stress. Celestial Jets believes that this presents a potential profitable revenue opportunity by allowing the purchase of fractional interests at a discount and the resale of those interests to third parties in need of partial use of an aircraft. In addition, if such interests can be acquired at substantial discounts, they may allow Celestial to increase the profitability of its core brokerage business by providing a low cost method of delivering flights to customers.

Stripped fuel contract

In periods of fluctuating airline fuel prices, opportunities exist to generate income from separating fractional ownership interests in an aircraft from a fixed price fuel contract that is often attached to the ownership interest. Airline fuel prices are now relatively low compared to the recent past, thus eliminating the current prospect of using this strategy to increase income. However, if fuel prices increase in the future, this strategy may provide opportunities for increased revenues from activities related to Celestial Jets’ core business.

Industry, Marketing and Strategic Alliances

According to published reports, there are over 8,000 charter flights originated each day, close to 2.5 million flights annually and expanding at a market rate of over twenty percent. The jet charter business is fragmented, with over 2,500 vendors/fixed base operators (FBO) and almost 2,000 charter brokers.

The Company’s marketing plan will focus on Celestial Jets’ status as the first certified, minority controlled private jet charter brokerage company in the United States. Further, the Company intends to develop strong alliances with key organizations to help bring credibility and content, such as the Congressional Black Caucus, National Minority Suppliers Development Council and Council of Urban Professionals. These alliances will result in extensive co-marketing and branding with the goal of each company driving traffic and awareness of the other company’s products and services.

The Company is in the process of establishing an Internet-based marketing and reservation system which will allow the company to market its charter brokerage services through Internet contacts and also allow its customers to make flight arrangements through the Internet. The Company will also market its services through direct face to face marketing, especially through diversity offices at major corporations.

Intellectual Property

We do not expect that intellectual property, patents or similar rights will be a material contributor to our ability to generate income.

Competitive Conditions in the Business

The Company’s largest competitor in the aviation industry is NetJets, Inc. NetJets sells fractional ownership interests in aircraft and operates numerous aircraft throughout the world. NetJets is a subsidiary of Berkshire Hathaway Corporation, one of the largest multi-national conglomerates, and thus has substantially greater economic resources than our company. Another substantial competitor is Marquis Jet, which is independent of NetJets, and which sells cards that allow purchasers to use NetJets aircraft in 25 hour increments.

The largest pure charter broker is Blue Star Jets, which, based upon published reports, books over 3,000 charter flights per year, with approximately $160 million in annual revenues for 2009.

We believe that we will have a substantial competitive advantage over companies with large numbers of owned aircraft because we will have greater flexibility in addressing changing economic or political conditions. We will have lower fixed costs due to lack of aircraft ownership. Furthermore, since may of our employees and independent contractors will work on a commission basis, our operating costs will necessarily decline if bookings decline. We will also be able to gain access to vendor-to-vendor pricing through our relationships with aircraft providers and allow for the increase of our brokering margins.

Employees and Consultants

We currently have 5 employees and 12 independent contractors working for us as jet flight specialists who work with customers and arrange flights. Our independent contractors include a senior flight coordinator who has 20 years experience in the industry and a sales supervisor with at least seven years of experience in the field who previously headed a sales group of more than 10 jet flight brokerage specialists. We are working to identify others in the industry who want to join Celestial Jets to increase our marketing efforts, improve customer outreach efforts, and increase our customer base.

The Company has also engaged Cimino & Kramer LLP, a boutique private aviation advisory firm that specializes in the marketing, sales, and development of private jet charter businesses. Cimino & Kramer has been instrumental in building a number of private charter operations.

Government Regulation

As a pure broker, there is no material direct government regulation of Celestial Jets. However, the aircraft flight business is subject to extensive federal regulation in all aspects of its operations. This regulation is comprehensive, from the manufacture, maintenance and servicing of aircraft to the training and licensing of pilots, and from federal regulation of airports and landing rights to anti-terrorism protection. These regulations all affect the ease of operation, and the cost of operation, of the companies with which we will work in providing services to our customers. Changes in these regulations could increase costs to the companies with which we deal, and thus increase our cost of doing business as they pass those increased costs on to us and to our customers.

Research and Development

Research and development has not been a material component of Celestial Jets’ activities to date. The Company does not expect that future research and development activities will be material or that the company will incur material research and development expense in the foreseeable future

Form 10 Item 1A - RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities. The statements contained in or incorporated herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, and investor in our stock may lose all or part of his or her investment.

Risks Relating to Our Business

If we lose the services of our executive officers and senior management, it could have a negative impact on our business.

Our success is dependent upon the continued services and skills of our executive officers and senior management. If we lose the services of our executive officers and senior management, it could have a negative impact on our business because of their skills, dedication and the difficulty of promptly finding qualified replacement personnel.

Our marketing program may be adversely affected if we fail to maintain our status as a Minority Business Enterprise.

Celestial Jets was wholly owned by Gary Clyburn, Jr. Mr. Clyburn, Jr. is an African-American and as a result of his ownership, Celestial Jets qualified as a Minority Business Enterprise (“MBE”). Mr. Clyburn, Jr. now owns a majority of the issued and outstanding stock of the Company, and thus the Company will qualify as a MBE. If, in the future, it becomes necessary for the Company to raise additional capital and as a result of that transaction Mr. Clyburn, Jr. ceases to own a majority of the stock of the Company, or if Mr. Clyburn, Jr. disposes of part of his stock so that he ceases to be a majority owner, then the Company may no longer qualify as a MBE, depending upon the identity of other shareholders. Such lack of qualification could make it more difficult for the Company to market its services to major companies that are seeking diversity in their suppliers.

The Company has not generated a profit and we may never generate a profit.

The Company has yet to generate positive earnings and there can be no assurance that it will ever operate profitably. Excluding Celestial Jets, the Company had total stockholders’ equity (unaudited) of only $116 at February 28, 2010. Celestial Jets had an accumulated deficit of $45,665 for the year ended December 31, 2009, which accumulated deficit increased to $205,737 by March 31, 2010. Its total liabilities for the year ended December 31, 2009 were $213,787. Further, Celestial Jets only began operations in February 2009. If we continue incurring losses and fail to achieve profitability, we may have to cease our operations. If we cannot achieve profitability, you may lose your entire investment in our Company.

We do not have sufficient cash on hand. If we do not generate sufficient revenues from sales, we will be unable to continue our operations.

We estimate that within the next 12 months we will need $1.2 million to fund our operations, and we do not have sufficient cash on hand to meet this requirement. We recognize that if we are unable to generate sufficient revenues or obtain debt or equity financing, we will not be able to earn profits and may not be able to continue operations. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail and possibly cease operations. Any additional equity financing may involve substantial dilution to then existing shareholders.

There is limited history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate enough operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

We have a limited operating history and if we are not successful in continuing to grow the business, then we may have to scale back or even cease ongoing business operations.

We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. Operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to operate on a profitable basis. As we are in the early stages of operations, potential investors should be aware of the difficulties normally encountered in commercializing our services. If the business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in us.

Because we are small and do not have much capital, we may have to limit business activity which may result in a loss of your investment.

Because we are small and do not have much capital, we must limit our business activity. As such we may not be able to complete the sales and marketing efforts required to drive our sales. In that event, if we cannot generate revenues, investors will lose their investment.

Our profitability depends on our ability to obtain suitable charter aircraft.

Our growth strategy depends on our having an adequate supply of available charter aircraft for our customers, which we will seek to obtain by working with operators of suitable charter aircraft. Any condition that would deny, limit or delay our ability to provide on-demand charter flights through our brokerage services, including a limited supply of available charter aircraft, will constrain our ability to grow. If we cannot partner with operators of private charter aircraft, we will not be able to achieve economies of scale and may never become profitable.

Our business plan is dependent on us entering into key strategic relationships and joint ventures. If we are unable to do so, we may not be able to generate revenues and would be forced to cease operations.

A key component of our business plan requires us to enter into key strategic relationships and joint ventures with other companies in the aircraft business. In particular, the Company hopes to reach an agreement with a wholesaler of private aviation services that currently does not have a brokerage division. Further, the Company intends to develop strong alliances with key organizations to help bring credibility and content, such as the Congressional Black Caucus, National Minority Suppliers Development Council and Council of Urban Professionals. If we are unable to enter into these agreements or develop these alliances, we may not be able to generate revenues and investors may lose their entire investment.

If we are unable to provide a satisfactory customer experience, our reputation would be harmed and we could lose customers.

A critical component of our strategy is providing a high-quality customer experience. The private aircraft charter business is a luxury business with customers who expect the highest quality service. Some of the services that we provide will be dependent upon the quality of the services delivered by third party service providers, including the companies that provide flights to our customers as well catering companies and other ancillary service providers. If any of those firms fail to provide the level of service that our customers expect, that could have a material adverse effect on our reputation and ability to generate future customers, even if our own operations are maintained at the highest possible quality level.

The charter aircraft brokerage industry is extremely competitive and such competition could reduce our ability to generate revenues.

We compete with first class and business class services of national and regional airlines, fractional aircraft ownership operators, other charter aircraft brokers and, particularly on shorter routes, ground transportation. Our competitors have been in business far longer than we have and many of the major competitors have significantly greater financial stability, access to capital markets and name recognition. Unanticipated shortfalls in expected revenues due to price competition or inadequate supply of private charter flights would negatively impact our financial results and harm our business. There is no assurance that we will be able to successfully compete in this industry.

If we cannot effectively manage our internal growth, our business prospects, revenues and profit margins may suffer.

If we fail to effectively manage our internal growth in a manner that minimizes strains on our resources, we could experience disruptions in our operations and ultimately be unable to generate revenues or profits. We expect that we will need to significantly expand our operations to successfully implement our business strategy. As we increase marketing, build our sales force and develop our infrastructure, we expect that our operating expenses and capital requirements will increase. To effectively manage our growth, we must continue to expend funds to improve our operational, financial and management controls, and our reporting systems and procedures. In addition, we must effectively expand, train and manage our employee base. If we fail in our efforts to manage our internal growth, our prospects, revenue and profit margins may suffer.

The commercial aircraft industry is subject to extensive government regulation, which can result in increased costs, delays, limits on its operating flexibility and competitive disadvantages.

While we do not own, operate or maintain any aircraft, commercial aircraft operators are subject to extensive regulatory requirements. Many of these requirements result in significant costs that may adversely affect our business and financial results. For example, the Federal Aviation Administration (FAA) from time to time issues directives and other regulations relating to the maintenance and operation of aircraft, and compliance with those requirements drives significant expenditures. Increases in aircraft operating expenses resulting from changes in regulations will be passed on in the form of increases is charter flight costs. If we are unable to pass those increases on to the customers, it would negatively impact our profit margin. Moreover, increased costs may reduce the demand for air travel or restrict the way operators can conduct their business.

Our results of operations may also be affected by changes in law and future actions taken by governmental agencies having jurisdiction over aircraft operators, including:

●	changes in the law which affect the services that can be offered by aircraft operators in particular markets and at particular airports;
●	restrictions on competitive practices (for example court orders, or agency regulations or orders, that would curtail an aircraft operator’s ability to respond to a competitor);
●	the adoption of regulations that impact customer service standards (for example, new passenger security standards); or
●	the adoption of more restrictive locally-imposed noise restrictions.

Although we do not own or operate any of the aircraft we broker, we may still be sued by customers in the event of an accident, which could place a substantial financial burden upon us.

Our business exposes us to potential liability risks that are inherent in the aviation business. Although we do not own or operate any of the aircraft that we provide to our customers, we can provide no assurance that potential claims will not be asserted against us in the event of an accident involving such aircraft. A successful liability claim or series of claims brought against us could have a material adverse effect on our business, financial condition and results of operations.

Although we normally are insured by the insurance policies of the aircraft’s operator, the operator may not have sufficient insurance to satisfy all claims. We may not be able to purchase adequate supplemental insurance on acceptable terms, if at all. Claims or losses in excess of our insurance coverage could have a material adverse effect on our business, financial condition and results of operations.

Operations involving foreign countries or foreign nationals create additional uncertainties that may make future foreign operations more difficult.

Our revenue and profitability will be based, in part, on sales of private charter flight time to foreign customers and flights to foreign locations. Current laws allow such flights. However, public and legislative concerns over issues such as terrorism, illegal immigration, drug smuggling and money laundering could result in the imposition of more restrictive rules on international operations in general. That could pose a significant risk to our business operations by reducing the pool of potential customers, increasing costs, or by restricting or prohibiting flights to certain foreign locations.

International operations are subject to other risks that could increase our costs and decrease our profit margins including:

●	changes in foreign currency exchange rates;

●	changes in a specific country’s economic conditions;

●	trade protective measures and import or export requirements or other restrictive actions by foreign governments; and

●	changes in tax laws.

Our officers have no experience or limited experience in managing a public company, which increases the risk that we will be unable to establish and maintain all required disclosure controls and procedures and internal controls over financial reporting to meet the public reporting requirements for our business.

Our management has a legal and fiduciary duty to establish and maintain disclosure controls and control procedures in compliance with the securities laws, including the requirements mandated by the Sarbanes-Oxley Act of 2002. Although our officers have substantial business experience, they have no or limited experience in managing a public company. The standards that must be met for management to assess the effectiveness of internal control over financial reporting are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. Because our officers have no or limited prior experience with the management of a public company, we may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting, and disclosure controls and procedures.

In addition, our independent registered public accounting firm must attest to our assessment of our internal controls. If they are unsatisfied, we may encounter problems or delays in implementing their requested improvements. If we cannot assess our internal control over financial reporting as effective or provide adequate disclosure controls or implement sufficient control procedures, or if our independent registered public accounting firm is unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

We may have to price our services at low margins which could adversely affect our business and any investment in our company.

Even if we are able to compete with our competitors, we may have to price our services at low gross margins in order to gain market share. Competitive pricing pressures together with new or improved competing introductions by our competitors may adversely affect the average selling price of our services and force us to make downward adjustments. If we are unable to offset price decreases by increasing our sales volumes or by adjusting our service offerings, our revenues and gross margins would decline. To grow our business we need to generate revenues as soon as possible and thereafter continue to develop and introduce new products, services and improvements. If we cannot maintain reasonable gross margins, our financial position may be harmed, our stock price may decline and we may fail.

We could have substantial difficulty addressing the challenges of rapid growth.

If demand for our services increases rapidly, we will need to either increase our internal production capacity or implement additional outsourcing. Success in a limited volume of service offerings does not guarantee that we will experience comparable success in operations conducted on a larger scale. Modifying our procedures to adjust to increased demand may delay delivery of our services. Service efficiencies and quality may decline as our Company expands over time. If we are unable to meet the demands of our customers and provide services quickly and cost effectively, customers may turn to our competitors. The costs and risks associated with implementing new technologies, methods and processes, including the purchase of new equipment, and any resulting delays, inefficiencies and loss of sales, could harm our results of operations.

If we fail to hire and retain qualified management and other key personnel, the implementation of our business plan will be materially and adversely affected.

Our performance is substantially dependent on the continued services and performance of our executive officers and other key personnel, and our ability to retain and motivate our officers and key employees. Our future success also depends on our ability to identify, attract, hire, train, retain and motivate other highly skilled technical, managerial and marketing personnel. Competition for qualified personnel is intense, and we cannot assure you that we will be successful in attracting and retaining such personnel. The failure to attract and retain our officers or the necessary technical, managerial and marketing personnel could have a material adverse effect on our business, prospects, financial condition and results of operations.

We will indemnify our officers and directors, which could cause our capital resources to be used to defend and settle claims or legal actions against them.

Our Articles of Incorporation, By-Laws and the Nevada Revised Statutes, as amended contain provisions that limit the liability of directors for monetary damages and provide for indemnification of officers and directors under certain circumstances. Such provisions may discourage shareholders from bringing a lawsuit against directors for breaches of fiduciary duty, even though such action, if successful, might otherwise have benefited our shareholders. According to such provisions, we will be responsible for payment of costs of settlement and damage awards against our officers or directors in many situations that may arise.

The Nevada Revised Statutes provides that our directors and officers are generally not personally liable to us or our shareholders or creditors for monetary damages for acts and omissions in his or her capacity as an officer or director unless it is proven that such act or omission constituted a breach of fiduciary duty as a director or officer and such breach involved intentional misconduct, fraud or a knowing violation of law.

The Articles of Incorporation include a provision indemnifying our directors and officers. The provision covers all costs, expenses and liabilities, including the amounts of judgments, amounts paid in compromise settlements and amounts paid for services of counsel and other related expenses, which may be incurred by or imposed on the director or officer in connection with any claim, action, suit, proceeding, investigation or inquiry in which the director or officer is involved by reason of any action or inaction taken, authorized or approved by the director or officer. The indemnification does not apply if the director was negligent or engaged in willful misconduct toward the Company in the performance of his or her duties as an officer or director.

In addition to the indemnification provided for in our Articles of Incorporation and By-Laws, we may enter into agreements to indemnify our directors and officers. Under these agreements, we may be obligated to indemnify our directors and officers for expenses, attorneys’ fees, judgments, fines and settlement amounts incurred by any director or officer in any action or proceeding arising out of the director’s or officer’s services as a director or officer of us, any of our subsidiaries or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified individuals to serve as directors and officers.

A decline in the economy may lead to a decline in demand for our services.

Our business plan entails marketing our services to high net worth individuals and companies in need of private jet charter services, including Fortune 1000 companies. Our services are generally considered to be expensive and luxury services when compared with scheduled airline service. If the U.S. economy experiences a further decline, demand for our services may not grow and may even decrease. This would substantially impair our ability to generate revenues.

Risks Relating to Our Capital Stock

One shareholder owns a majority of our outstanding voting stock and he has the ability to control all shareholder decisions including, among others, the election of directors.

More than 50% of our issued and outstanding voting stock is owned by Gary Clyburn, Jr. As a result, Mr. Clyburn, Jr. has the right and power to control all decisions that come up for stockholder vote and he has the ability to control the election of all directors. He may not exercise his voting rights in a manner than minority stockholders would find acceptable or that minority stockholders would find to be in their bests interests. In addition, he might refuse to approve transactions, such as takeover offers, that other stockholders may want. His control of a majority of the outstanding stock may also make it less likely that other people will be interested in acquiring stock of the Company, thus inhibiting the development of an active, liquid trading market for our common stock.

We have substantial additional authorized shares of common stock that we may issue for a variety of reasons which may dilute your percentage ownership, decrease your voting power, and possibly result in a change of control.

Our Articles of Incorporation, as amended, authorize the issuance of 2,400,000,000 shares of common stock, $.0001 par value per share. As of the completion of the merger, we had 65,815,984 shares of common stock outstanding. Our board of directors has the authority to issue additional shares of common stock up to the authorized amount stated in our Articles of Incorporation. Under many circumstances, those additional shares may be issued without further stockholder approval and in most cases, stockholders will not have the preemptive right to subscribe to the additional shares we may issue.

Our board of directors may choose to issue some or all of such shares to acquire one or more businesses or other types of property, or to provide additional financing in the future. The issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. If we do issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other shareholders. Further, any such issuance may result in a change of control of the company.

Additional financings may dilute the holdings of our current shareholders.

To provide capital for the operation of the business, we may enter into additional financing arrangements. These arrangements may involve the issuance of new shares of common stock, debt securities that are convertible into common stock or warrants for the purchase of common stock. Any of these transactions could result in a material increase in the number of shares of common stock outstanding, which would in turn result in a dilution of the ownership interests of existing common shareholders. In addition, these new securities could contain provisions, such as priorities on distributions and voting rights, which could affect the value of our existing common stock.

There is currently a very limited public market for our common stock. Failure to develop or maintain a trading market could negatively affect its value and make it difficult or impossible for you to sell your shares.

There has been a limited public market for our common stock. According to data provided by the Over the Counter Bulletin Board (OTCBB), from September 2009 through June 9, 2010, there were only ten days on which trades were reported and the total number of shares reported to have been sold during that period was only 135,277 shares. An active public trading market for our common stock may never develop. Failure to develop or maintain an active trading market could make it difficult for you to sell your shares or recover any part of your investment in us. Even if an active market for our common stock does develop, the market price of our common stock may be highly volatile. In addition to the uncertainties relating to future operating performance and the profitability of operations, lack of active trading may cause wide swings in our stock price that are unrelated to earnings or book value. For example, the decision of one stockholder to sell a substantial amount of stock could have a substantial negative effect on the market price of our common stock.

“Penny Stock” rules may make buying or selling our common stock difficult.

If the market price for our common stock is below $5.00 per share, trading in our common stock may be subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules would require that any broker-dealer that recommends our common stock to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations would require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market price and liquidity of our common stock.

Our stock price has been volatile.

Although our common stock trades very rarely, the prices at which trades have been reported have varied widely and in the period from September 2009 through the end of May, 2010, the highest reported price was more than 400% of the lowest reported price. The price of our common stock may continue to be subject to wide fluctuations in response to a number of events, such as:

●	the infrequency of reported trades and the lack of a large group of interested buyers and sellers;
●	quarterly variations in operating results;
●	acquisitions, capital commitments or strategic alliances by us or our competitors;
●	legal and regulatory matters that are applicable to our business;
●	the operating and stock price performances of other companies that investors may deem comparable to us;
●	news reports relating to trends in our markets; and
●	the amount of shares constituting our public float.

In addition, the stock market in general has experienced significant price and volume fluctuations that often have been unrelated to the performance of specific companies. The broad market fluctuations may adversely affect the market price of our common stock.

Form 10 Item 2 - Financial Information

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the consolidated financial condition and plan of operation should be read with our financial statements and related notes appearing elsewhere in this Current Report. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this Current Report on Form 8-K.

Overview

On June 11, 2010, the Company entered into the Merger Agreement with Celestial Jets. Under the Merger Agreement, Celestial Jets merged with and into the Company’s wholly owned subsidiary, Celestial Acquisition Corp. for a merger consideration issued to the sole stockholder of Celestial Jets equal to 35,633,584 shares of the Company’s common stock (representing 54.14% of the Company’s outstanding capital stock immediately after the merger) and 16,000,000 Class A Common Stock Purchase Warrants. Upon the merger, the name of Celestial Acquisition Corp. became Celestial Jets, Inc. The Warrants are exercisable any time until June 11, 2011 at an exercise price of $0.0001 per share. The Warrants are intended to provide a mechanism for the holder to maintain a 53.85% interest in the Company following the merger and thus may only be exercised if the Company issues additional shares of its common stock to any person on or before June 11, 2011. The merger occurred on June 11, 2010.

Pursuant to the Merger Agreement, Celestial Jets became a wholly-owned subsidiary of the Company. Moreover, in connection with the Merger Agreement, the Company agreed that two of the three vacant seats on the Company’s Board of Directors may be filled by two new directors chosen by the former shareholder of Celestial Jets. In accordance with the Merger Agreement, Gary Clyburn, Jr. and Sharon Singer have become directors of the Company.

Celestial Jets is engaged in the business of brokering private aviation charter flights. The Company plans to provide full service private aviation to exclusive clientele and customers through arrangements with other companies in the aviation industry that can provide flights, maintenance and other services

Background

The Company had formerly operated as a provider of a system for the design and development of electronic yearbooks to schools and clubs. The Company was unsuccessful in that business, and it was abandoned. The Company then sought other arrangements and ultimately acquired Celestial Jets by merger to shift its business to the private aviation brokerage business.

Celestial Jets was incorporated in New York on February 13, 2009 to operate in the business of brokering private aviation services. On July 9, 2009, Celestial Jets was registered as a Minority Business Enterprise (MBE) as defined by the National Minority Supplier Development Council and as adopted by the NY and NJ Minority Supplier Development Council. This registration expires July 9, 2010 but it is annually renewable. The Company expects to obtain its own MBE certification since it is now controlled by the same person who controlled Celestial Jets prior to the merger. In 2009, Celestial Jets made arrangements with five people as independent contractors to work as private aviation consultants and jet brokers for Celestial Jets. Those people had previously worked with two other companies in the same business that had ceased operations.

Plan of Operation

The Company is now positioned as a broker of private aviation services. The goal of the Company is to provide full service private aviation to exclusive clientele and customers, including entertainers, athletes, business executives, and government agencies.

The Company plans to focus on the following activities:

●	Brokering private flights on a hourly basis;
●
Positioning itself to purchase fractional jet ownership interests at discounts to market value and repackaging these interests either for sale to others or for use in satisfying the demands of its customers for private jet service;

●	Finding appropriate joint venturers so the Company can engage in Aircraft management by joint venturing with companies able to provide aircraft management and maintenance services so; and
●	Acting as a broker in the purchase and sale of aircraft.

All of the above initiatives will be supported by in-house personnel as well as arrangements with independent contractors who will work with the Company.

The Company’s plan of action over the next twelve months is to continue its operations as a global full service private aviation charter broker company. Due to the recent economic upheaval in the United States and throughout the world, the Company believes that there has been substantial dislocation and disruption in the very fragmented aviation brokerage industry. Many small companies have ceased operations or are hanging on by a thread. As a result, the Company believes that there are opportunities for acquisitions of other companies in the industry, or the acquisition of competent people from such companies, in a manner that will increase revenues and assist in pointing the way towards profitability. Although officers of the Company have engaged in preliminary discussions with others in the industry, there are no existing contracts or arrangements for future acquisitions and the Company can give no assurance that it will be able to find appropriate acquisition opportunities to build market share and increase the company’s customer base in the future. The Company believes that it may be able to use authorized but unissued shares of stock of the Company as acquisition currency to acquire other companies or individual independent contractors or employees to build market share.

Liquidity and Capital Resources

As of December 31, 2009, Celestial Jets had $127,569 in cash and $168,122 in total assets. We used $23,557 of cash in our operating activities from the period from February 13, 2009 (inception) through December 31, 2009. We also used cash of $11,431 from the purchase of fixed assets relating to development of our website. We received $162,557 cash from financing activities consisting of proceeds from third party debt in the amount of $25,500 and proceeds from related party debt in the amount of $162,557, offset by $25,500 in repayments of third party debt.

In December 2009, Celestial borrowed $100,000 in the form of a convertible note from a company controlled by McKyle Clyburn, the brother of Gary Clyburn, Jr., its President and CEO. Mr. Clyburn, Jr. is now the President and CEO, a director and a majority shareholder of the Company. The note matures on December 16, 2011, subject to acceleration in the event Celestial engages in a merger or a Registration Statement under the Securities Act of 1933 filed by Celestial becomes effective, provided, however, that in no event are any cash payments due under the Note until June 1, 2011. This note bears interest at a rate of 10.0% per annum and monthly payments of interest only are due beginning on June 1, 2011 until maturity. The note is convertible at the option of the note holder into an interest equal to 9% of Celestial on a pro forma basis prior to its acquisition by the Company. US GAAP requires that, if certain criteria are met, companies must bifurcate conversion options from their host instruments and account for them as free standing derivative instruments. The Company has evaluated the conversion option on the convertible debt and has determined that the embedded conversion option should be bifurcated but is valued at zero. Additionally, the Company analyzed the conversion feature and determined that the effective conversion price was higher than the market price at date of issuance; therefore no beneficial conversion feature was recorded.

During 2009, Celestial received $63,852.29 in advances from another company controlled by the same brother of Mr. Clyburn, Jr. The advances were non-interest bearing and had no specific terms of repayment. In January 2010, Celestial and the lender formalized the terms of the advances in a note agreement. The note matures on January 4, 2012, and provides for interest-only payments due monthly. The note is not convertible.

In November 2009, Celestial borrowed $25,500 from a third party, non-interest bearing with no terms of repayment. The amount was repaid in December 2009.

Prior to its acquisition by the Company, Celestial Jets received a commitment from a group of investors to provide $1.2 million to Celestial Jets which would either constitute a loan to Celestial Jets or be convertible into stock of the Company if Celestial Jets merged with the Company. In order to effectuate the first part of this funding infusion into Celestial Jets, the Company borrowed $249,975 earlier this year from Marans Invest & Finance S.A. and made a $250,000 loan to Celestial Jets secured by 46.5% of the issued and outstanding stock of Celestial Jets. As of the effectiveness of the merger, the Company has given Marans Invest & Finance S.A. a $249,975 note which is convertible into common stock of the Company at the rate of $0.67 per share of common stock. The Company has the right to pay the note with its common stock instead of cash, also at a rate of $0.67 per share. In addition, the group of investors has also committed to provide an additional $950,000 in installments over a period ending on October 30, 2010 in exchange for similar convertible notes that will also be convertible and payable at a rate equivalent to $0.67 per share.

Management of the Company estimates that if the remaining $950,000 is provided in accordance with the commitment, the Company will have sufficient funds to operate Celestial Jets until early 2011, assuming no other revenue is received and assuming that operations of the Company, and its expenses, continue comparably to the operations of Celestial Jets during the first quarter of 2010.

Additional capital may be required depending upon the growth and development of the Company’s business, as well as whether it can identify acquisitions that are worthwhile to pursue. However, the ability of the Company to raise additional capital is dependent upon many factors, varying from internal factors, such as profitability, to external factors, such as the general state of the equity markets. currently does not have sufficient funds for operating activities for the next twelve months without additional financing. There can be no assurance that capital raising activities will be available in amounts or on terms acceptable to us, if at all.

If the Company is not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, there could be a material adverse effect on our business, results of operations, liquidity and financial condition. Further, if the Company issues additional equity or convertible debt securities, shareholders may experience dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of the Company’s common stock. If additional financing is not available or is not available on acceptable terms, the Company may have to curtail its operations.

Results of Operations

Celestial Jets uses a calendar year fiscal year. Celestial Jets’ net revenue for the period from February 13, 2009 (inception) through December 30, 2009 was $122,979 representing revenue from flights brokered by Celestial and ancillary services provided in connection with those flights, minus the cost of the flights and services to Celestial. Operating expenses were $168,644, generating a net loss of $45,655.

For the three months ended March 31, 2010, Celestial had net revenue of $53,545. Celestial had operating expenses of $209,521 for the quarter, for a net operating loss for the quarter of $155,976. Celestial also had $4,097 of interest expense, for a net loss of $160,072.

The losses during 2009 and the first quarter of 2010 were the direct result of the necessity to incur expenses to develop and build Celestial Jets’ business before the level of business generated as sufficient to cover those expenses. If Celestial is unable to develop a substantially increased volume of business, it will not be able to operate profitably.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Significant Accounting Policies:

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Cash and Cash Equivalents:

Cash and cash equivalents includes cash in banks with original maturities of three months or less and are stated at cost, which approximates market value, and which in the opinion of management, are subject to an insignificant risk of loss in value.

Fair Value of Financial Instruments

The carrying amounts of cash, cash equivalents, accounts receivable, accounts payable and notes payable approximate their fair values due to the short-term maturities of these instruments. The carrying amount of Celestial’s accounts payable approximate fair value due to the stated interest rates approximating market rates.

Property and Equipment

Property and equipment are carried at the cost of acquisition or construction and depreciated over the estimated useful lives of the assets. Costs associated with repair and maintenance are expensed as incurred. Costs associated with improvements which extend the life, increase the capacity or improve the efficiency of our property and equipment are capitalized and depreciated over the remaining life of the related asset. Gains and losses on dispositions of equipment are reflected in operations. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which is 3 years in most cases.

Revenue Recognition

Celestial recognizes revenue when persuasive evidence of an arrangement exists, services have been performed, the sales price is fixed or determinable and collectability is probable.

In general, Celestial recognizes net revenue representing the difference between the gross amount paid to it by its customer and the amount it remits to the provider of the chartered flight for the fees of the provider. Celestial allows its customers the right to cancel brokered airline trips up to 24 hours prior to departure for domestic flights and up to 48 hours before departure for international flights. Payment is due from the customer no later than when the right to cancel expires. Celestial recognizes revenue when the flight is completed or scheduled to complete if the flight was canceled too late.

Celestial accepts advanced deposits from customers as pre-payment for multiple flights in the future. These amounts are deferred until the right to cancel expires.

Accounts Receivable:

Accounts receivable represent valid claims against non-affiliated customers and are recognized when services are rendered. We extend credit terms to certain customers based on historical dealings and to other customers after review of various credit indicators, including the customer’s credit rating. Outstanding customer receivable balances are regularly reviewed for possible non-payment indicators and allowances for doubtful accounts are recorded based upon management’s estimate of collectability at the time of their review. Accounts receivable are written off when the account is deemed uncollectible.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Earnings (Loss) per Share

The Company computes loss per share in accordance with ASC 260-10 (formerly SFAS No. 128, “Earnings per Share”), which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period including stock options and warrants using the treasury method. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Recent Accounting Pronouncements:

Celestial does not expect the adoption of recently issued accounting pronouncements to have a significant impact on Celestial’s results of operations, financial position or cash flow.

Commitments and Contingencies:

In March 2010, Celestial entered into a lease agreement for office space in New York, NY with a term that expires on May 31, 2013. Payments due under the lease are $29,250 in 2010; $70,200 in 2011 and $40,950 in 2012.

Form 10 Item 3 - Properties

The Company does not own any real estate. The Company does not plan to invest in real estate in the near future. In March 2010, Celestial entered into a lease agreement for office space in New York, NY with a term that expires on May 31, 2013. Payments due under the lease are $29,250 in 2010; $70,200 in 2011 and $40,950 in 2012.

Form 10 Item 4 - Security Ownership Of Certain Beneficial Owners And Management

The following table shows the number of shares and percentage of all shares of common stock issued and outstanding as of the effectiveness of the merger, held by any person known to us to be the beneficial owner of 5% or more of our outstanding common stock, by each executive officer and director, and by all directors and executive officers as a group.

This information as to beneficial ownership was furnished to us by or on behalf of the persons named. Unless otherwise indicated, the business address of each person listed is. Except as otherwise indicated and pursuant to applicable community property laws, to our knowledge, each stockholder has sole power to vote and dispose of all the shares of common stock listed opposite his name.

For purposes of this table, each person is deemed to have beneficial ownership of any shares of our common stock such person has the right to acquire on or within 60 days after the effectiveness of the merger.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percent of Class

Gary Clyburn, Jr., CEO and Director	35,633,584	(1)	54.14%
Sharon Singer, CFO and Director	0		—
Richard O. Weed, Secretary and Director	0		—

Directors and executive officers as a group (3 persons)	35,633,584		54.14%

(1) Mr. Clyburn, Jr. also owns 16,000,000 Class A Common Stock Purchase Warrants (the “Warrants”). The Warrants are exercisable any time until June 11, 2011 at an exercise price of $0.0001 per share. The Warrants are intended to provide a mechanism for the holder to maintain a 53.85% interest in the Company and thus may only be exercised if the Company issues additional shares of its common stock to any person prior to the expiration of the Warrant.

Form 10 Item 5 - Directors and Executive Officers

The following table sets forth the name, age and positions of our executive officers and directors as of May 31, 2010.

Name	Age	Position
Gary Clyburn, Jr.	32	President, CEO and Director
Sharon Singer	48	CFO and Director
Richard O. Weed	47	Director and Secretary

On May 11, 2010, Richard O. Weed was elected to the Board of Directors and as President, Secretary and Treasurer of the Company. On May 11, 2010, Almaymoon Mawji and Zahirali Kaba resigned as officers and directors of the corporation. Mr. Clyburn, Jr. and Ms. Singer were elected to their positions following the closing of the merger. Mr. Weed remains as Secretary and a director of the Company.

Business Experience of the Officers and Directors

Gary Clyburn, Jr., is President, CEO and Director of the Company. He is an accomplished software executive with experience in the health care industry and information technology. Mr. Clyburn, Jr. was formerly the CEO of Celestial Jets, an aviation charter broker company which is a federally mandated minority-owned business since January 2010. From 1996 to 2002, Mr. Clyburn, Jr. was a hospital nurse in New York. From 2002 to 2007, he was the director of technology for a hospital in New Jersey. From 2007 until he joined Celestial Jets, he operated his own company, Nav IT, which was involved in providing information technology services in various business fields principally related to the health care industry. Mr. Clyburn, Jr. earned his A.A.S. degree from Ashworth College and received his nursing diploma from the State University of New York. He currently resides in Pennsylvania with his family

Sharon Singer, CFO and Director of the Company, has over 25 years of business experience, with the past 15 years in the financial service industry. As CFO and business strategist of Celestial Jets, Ms. Singer provides financial leadership, including financial oversight, business development and human resource management. Most recently, she was a senior leader and global director at both Credit Suisse and Goldman Sachs, and for 13 years supported both front and back office divisions, including but not limited to financial and product control, risk management, operations and Information Technology divisions. Her industry experience also includes technology, health care, education, government and non profit. Ms. Singer graduated cum laude with a Masters of Science in Applied Behavioral Science from The Johns Hopkins University, received a business certificate from The Wharton School and a bachelor’s degree from University of Maryland. She currently resides in New York City with her son.

Richard O. Weed, Director and Corporate Secretary, is partner in Weed & Co. LLP. Weed & Co. LLP is a law firm that provides advice on capital formation and business strategy, including litigation. The firm is known for using analytical firepower, creative problem solving, and resourceful implementation to assist clients. His education includes the University of Texas at Austin (B.B.A., 1984), St. Mary’s University School of Law (J.D., 1987), and University of Southern California (M.B.A., 1992). Phi Delta Phi. His background includes: Adjunct Professor of Law, Western State University College of Law, Irvine, California 1994-1996; Adjunct Professor of Business, DeVry Institute of Technology, Long Beach, California; 1997; Bankruptcy Litigation Attorney Gibson, Dunn & Crutcher, Irvine, California 1993; and Business Litigation Attorney with Foster, Lewis, Langley, Gardner & Banack, Inc., San Antonio, Texas 1987-1991. His professional memberships include the State Bar of California; State Bar of Texas; American Bar Association; Orange County Bar Association and Association for Corporate Growth. His practice areas include securities, business law, mergers, acquisitions and divestitures, corporate law, and litigation.

Weed & Co. LLP has a written fee agreement to perform legal services for the Company. Under the fee agreement, Weed & Co. LLP receives a fixed fee of $10,000 per month. The fee agreement is terminable at will by the Company.

Significant Employees

We have no significant employees other than the executive officers described above.

Family Relationships

There are no familial relationships among any of our officers and directors.

Involvement in Certain Legal Proceedings

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last five years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) had any bankruptcy petition been filed by or against any business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company is not aware of any reporting person that failed to file on a timely basis, reports required by Section 16(a) of the Exchange Act during the most recent fiscal year.

Board Composition

Our Bylaws provide that the Board of Directors shall consist of one or more members, but not more than nine, with the exact number to be fixed by our shareholders or our Board of Directors. Each director serves for a term that expires at the next regular meeting of the shareholders or until his successor is elected and qualified. We currently have three directors, Gary Clyburn, Jr., Sharon Singer and Richard O. Weed.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. We do not have an audit committee “financial expert.” Our entire Board of Directors acts as our audit committee and handles matters related to compensation and nominations of directors.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” Our determination of independence of directors is made using the definition of “independent director” contained in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market (“NASDAQ”) , even though such definitions do not currently apply to us because we are not listed on NASDAQ. We have determined that none of our directors currently meet the definition of “independent” as within the meaning of such rules as a result of their current positions as our executive officers.

Stockholder Communications with the Board

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe that we are responsive to stockholder communications, and therefore have not considered it necessary to adopt a formal process for stockholder communications with our Board. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

Code of Ethics

We have adopted a Code of Ethics within the meaning of Item 406(b) of Regulation S-K of the Securities Exchange Act of 1934. The Code of Ethics applies to directors and senior officers, such as the principal executive officer, principal financial officer, controller, and persons performing similar functions.

Form 10 Item 6 - Executive Compensation

We did not pay since our inception, nor do we owe, any compensation to our former executive officers, Mr. Almaymoon Mawji and Mr. Zahirali Kaba. Gary Clyburn, Jr.’s annual salary with Celestial Jets is $84,000 and Ms. Singer’s annual salary is $36,000. They are both entitled to reimbursement of expenses and Mr. Clyburn receives health insurance. Mrs. Singer has an employment contract that ends on August 1, 2010. She is a part-time employee.

Outstanding Equity Awards at 2009 Fiscal Year-End

We do not currently have a stock option plan nor any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants of stock options or other equity incentive awards were made to any executive officer or any director since our inception to May 31, 2010. Mr. Clyburn, Jr. holds warrants to purchase 16,000,000 shares of our common stock as described above, but those warrants were not issued to him as compensation related to his employment or his position as a director.

Employment Contracts, Termination of Employment, Change-In-Control Arrangements

Except for the contract with Ms. Singer discussed above, there are currently no compensation plans or arrangements, including payments to be made by us, with respect to our officers, directors or consultants that would result from the resignation, retirement or any other termination of such directors, officers or consultants from us. There are no arrangements for directors, officers, employees or consultants that would result from a change-in-control.

Form 10 Item 7 - Certain Relationships and Related Transactions, and Director Independence

On June 27, 2006, pursuant to the terms of a subscription agreement, we sold 2,500,000 shares of our common stock to Mr. Almaymoon Mawji, our (then) President, Treasurer and Director, for cash payment to us of $0.001 per share, or $2,500 in the aggregate.

On June 27, 2006 pursuant to the terms of a subscription agreement, we sold 3,000,000 shares of our common stock to Mr. Zahirali Kaba, our (then) Secretary and Director, for cash payment to us of $0.001 per share, or $3,000 in the aggregate.

Our former officers and directors may be considered promoters of the Company due to their participation in and management of the business since its incorporation. Both of them have surrendered their shares of stock.

On June 11, 2010, the Company entered into the Merger Agreement with Celestial Jets. Under the Merger Agreement, Celestial Jets merged with and into the Company’s wholly owned subsidiary, Celestial Acquisition Corp. for a merger consideration issued to the sole stockholder of Celestial Jets equal to 35,633,584 shares of the Company’s common stock (representing 54.14% of the Company’s outstanding capital stock immediately after the merger) and 16,000,000 Class A Common Stock Purchase Warrants. Upon the merger, the name of Celestial Acquisition Corp. became Celestial Jets, Inc. The Warrants are exercisable any time until June 11, 2011 at an exercise price of $0.0001 per share. The Warrants are intended to provide a mechanism for the holder to maintain a 53.85% interest in the Company following the merger and thus may only be exercised if the Company issues additional shares of its common stock to any person on or before June 11, 2011. The merger occurred on June 11, 2010.

Pursuant to the Merger Agreement, Celestial Jets became a wholly-owned subsidiary of the Company. Moreover, in connection with the Merger Agreement, the Company agreed that two of the three vacant seats on the Company’s Board of Directors may be filled by two new directors chosen by the former shareholder of Celestial Jets. In accordance with the Merger Agreement, Gary Clyburn, Jr. and Sharon Singer have become directors of the Company.

In December 2009, Celestial borrowed $100,000 in the form of a convertible note from a company controlled by McKyle Clyburn, the brother of Gary Clyburn, Jr., its President and CEO. Mr. Clyburn, Jr. is now the President and CEO, a director and a majority shareholder of the Company. The note matures on December 16, 2011, subject to acceleration in the event Celestial engages in a merger or a Registration Statement under the Securities Act of 1933 filed by Celestial becomes effective, provided, however, that in no event are any cash payments due under the Note until June 1, 2011. This note bears interest at a rate of 10.0% per annum and monthly payments of interest only are due beginning on June 1, 2011 until maturity. The note is convertible at the option of the note holder into an interest equal to 9% of Celestial on a pro forma basis prior to its acquisition by the Company.

During 2009, Celestial received $63,852.29 in advances from another company controlled by the same brother of Mr. Clyburn, Jr. The advances were non-interest bearing and had no specific terms of repayment. In January 2010, Celestial and the lender formalized the terms of the advances in a note agreement. The note matures on December 16, 2011, and provides for interest-only payments due monthly. The note is not convertible.

Weed & Co. LLP has a written fee agreement to perform legal services for the Company. Under the fee agreement, Weed & Co. LLP receives a fixed fee of $10,000 per month. The fee agreement is terminable at will by the Company. Our director, Richard O. Weed, is managing partner of Weed & Co. LLP.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” None of our directors are independent as they are also officers of the Company.

Form 10 Item 8 - Legal Proceedings

As of the date of this Report, the Company is not a party to any legal proceeding.

Form 10 Item 9 - Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

Our common stock has been quoted on the Over-The-Counter Bulletin Board since October 2008, originally under the ticker symbol EZCD.OB, which changed to the ticker symbol VIZS when the Company changed its name. Due to apparent problems with the OTC BB trading history database, we are only able to access trading data from September 11, 2009 to the present. There has been no active trading in the Company’s securities during that period and trades were reported on only ten days from September 11, 2009 through June 9, 2010, with 70.3% of the aggregate trading volume during that period being reported on one day. As a result of the thin trading in the Company’s stock, the Company believes that the price at which the Company’s stock may trade on a given day does not necessarily represent fair value.

Holders

We had 21 stockholders of record of our common stock as of May 28, 2010, including shares held in street name by CEDE & Co., Inc. as a single shareholder.

Dividends

We have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, general economic conditions and other pertinent factors. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into our business.

Securities Authorized For Issuance under Equity Compensation Plans

We do not have any compensation plan under which equity securities are authorized for issuance.

Form 10 Item 10 - Recent Sales of Unregistered Securities

Since inception (June 27, 2006) to the year ended May 31, 2008, the Company accepted subscriptions for 1,886,400 common shares from 37 investors under a private placement scheduled to close on March 31, 2008. The private placement was not subject to any minimum investment and was priced at $0.025 per share. The Company accepted the subscriptions on various dates throughout the year.

On May 22, 2009, we issued and sold 249,300 restricted shares of our common stock for a gross purchase price of US $9,972, or a purchase price of $0.04 per share.

As part of the closing under the Merger Agreement dated June 11, 2010, pursuant to which the Company acquired Celestial Jets, Inc., the Company issued 35,633,584 shares of its common stock to the sole stockholder of Celestial Jets and 16,000,000 Class A Common Stock Purchase Warrants. The Warrants are exercisable any time after issuance and prior to the close of business on June 11, 2011, at an exercise price of $0.0001 per share. The Warrants are intended to provide a mechanism for the holder to maintain a 53.85% interest in the Company following the closing of the Merger Agreement and thus may only be exercised if the Company issues additional shares of its common stock to any person prior to the expiration of the Warrant. The consideration received by the Company consisted solely of all of the issued and outstanding shares of common stock of Celestial Jets acquired by the Company’s wholly owned subsidiary when Celestial Jets merged into the subsidiary. The offer and sale of these securities was made pursuant to the exemption from registration provided by Section 4(2) promulgated under the U.S. Securities Act of 1933, as amended.

Form 10 Item 11 - Description of Registrant’s Securities

General

Our Articles of Incorporation, as amended, authorize the issuance of 2,400,000,000 shares of common stock, $.0001 par value per share. Further, the classes or series may have such voting powers (full, limited, extra, or none), such preferences, relative rights, and qualifications, limitations or restrictions as stated in the resolutions adopted by the board of directors.

Common Stock

Upon the closing of the merger, we had 65,815,984 shares of common stock outstanding.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights and each holder is entitled to one vote for each director vacancy being filled. Directors are elected by a plurality of the votes cast in the election of directors. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Except as otherwise expressly provided by the laws of the State of Nevada, or by the Articles of Incorporation, at any and all meetings of the stockholders of the Company, for a quorum, there must be present, either in person or by proxy, stockholders owning a majority of the issued and outstanding shares of the capital stock of the Company entitled to vote at the meeting. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share equally in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share of common stock entitles its holder to participate pro rata in all assets that remain after payment of liabilities.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

As part of the closing under the Merger Agreement dated June 11, 2010, pursuant to which the Company acquired Celestial Jets, Inc., the Company issued 35,633,584 shares of its common stock to the sole stockholder of Celestial Jets and 16,000,000 Class A Common Stock Purchase Warrants. The Warrants are exercisable any time after issuance and prior to the close of business on June 11, 2011, at an exercise price of $0.0001 per share. The Warrants are intended to provide a mechanism for the holder to maintain a 53.85% interest in the Company following the closing of the Merger Agreement and thus may only be exercised if the Company issues additional shares of its common stock to any person prior to the expiration of the Warrant. The consideration received by the Company consisted solely of all of the issued and outstanding shares of common stock of Celestial Jets acquired by the Company’s wholly owned subsidiary when Celestial Jets merged into the subsidiary. We have not issued and do not have outstanding any other warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

In December 2009, Celestial borrowed $100,000 in the form of a convertible note from a company controlled by McKyle Clyburn, the brother of Gary Clyburn, Jr., its President and CEO. Mr. Clyburn, Jr. is now the President and CEO, a director and a majority shareholder of the Company. The note matures on December 16, 2011, subject to acceleration in the event Celestial engages in a merger or a Registration Statement under the Securities Act of 1933 filed by Celestial becomes effective, provided, however, that in no event are any cash payments due under the Note until June 1, 2011. This note bears interest at a rate of 10.0% per annum and monthly payments of interest only are due beginning on June 1, 2011 until maturity. The note is convertible at the option of the note holder into an interest equal to 9% of Celestial on a pro forma basis prior to its acquisition by the Company. US GAAP requires that, if certain criteria are met, companies must bifurcate conversion options from their host instruments and account for them as free standing derivative instruments. The Company has evaluated the conversion option on the convertible debt and has determined that the embedded conversion option should be bifurcated but is valued at zero. Additionally, the Company analyzed the conversion feature and determined that the effective conversion price was higher than the market price at date of issuance; therefore no beneficial conversion feature was recorded.

We have an outstanding convertible note as discussed above under the caption “Liquidity and Capital Resources” in the amount of $249,975 which is convertible into our common stock at the rate of $0.67 per share, and we also have the right to pay that note by the delivery of common stock at a rate of $0.67 per share. In addition, we expect to receive financing over the course of the period from the date hereof until October 30, 2010 in the amount of $950,000 which will also be evidenced by one or more promissory notes convertible into and payable with our common stock at a rate of $0.67 per share.

We have not issued and do not have outstanding any other securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Transfer Agent

Our transfer agent is:
HOLLADAY STOCK TRANSFER, INC
2939 N 67th Place
Scottsdale, AZ 85251
tel [480] 481-3940
fax [480] 481-3941

Form 10 Item 12 - Indemnification of Directors and Officers

As permitted by Section 78.7502 of the Nevada Revised Statutes, Article VII of the Company’s Bylaws indemnifies any officer, director or control person of the Company from liability, thereby making the Company responsible for any expenses or damages incurred by such officer, director or control person in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

The full text of Article VII of the bylaws of the Company is as follows:

“Section 5. Indemnification.

“(a) The Corporation shall indemnify any person who was, or is threatened to be made, a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director, officer, employee or agent of the Corporation, or (ii) while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or similar functionary of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under the Revised Statutes of the State of Nevada, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article VII is in effect. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement or otherwise.

“(b) As used herein, the term “proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, any appeal in such an action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding.

“(c) A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (ii) for the payment of distributions in violation of the Revised Statutes of the State of Nevada. Any repeal or amendment of this Article VII by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director or officer of the Corporation is not personally liable as set forth in the foregoing provisions of this Article VII, a director or officer shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including, without limitation, any subsequent amendment to the Revised Statutes of the State of Nevada.”

We expect that each member of the Company’s board of directors and each officer of the Company (each such individual, an “Indemnitee”) may enter into an indemnification agreement (the “Indemnification Agreement”) with the Company, pursuant to which the Company will indemnify Indemnitee for, and hold Indemnitee harmless from and against, any Losses or Expenses (as such terms are defined in the Indemnification Agreement) at any time incurred by or assessed against Indemnitee arising out of or in connection with the service of Indemnitee as a director, advisory director, Board Committee member, officer, employee or agent of the Company or an affiliate, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving as an Officer or Director of the Company or of an affiliate, to the fullest extent permitted by law.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (“the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Form 10 Item 13 - Financial Statements and Supplementary Data.

The Audited Financial Statements of Celestial Jets, Inc. as of December 31, 2009 are filed as Exhibit 99.1 to this current report and are incorporated herein by reference.

The unaudited quarterly financial statements of Celestial Jets, Inc. as of March 31, 2010 are filed as Exhibit 99.2 to this current report and are incorporated herein by reference.

The Audited Financial Statements of the Company as of May 31, 2009 are included in its report on Form 10-K as filed with the Securities and Exchange Commission on July 28, 2009, under file number 000-53448; as amended by Form 10-K/A filed on October 23, 2009.

The Interim Financial Statements of the Company for the three and nine month periods ended February 28, 2010 are included in its report on Form 10-Q as filed with the Securities and Exchange Commission on April 14, 2010, under file number 000-53448.

A proforma balance sheet of the Company combining the interim financial condition of the Company at February 28, 2010 and the interim financial condition of Celestial Jets at March 31, 2010 is filed as Exhibit 99.3 to this current report and is incorporated herein by reference.

Form 10 Item 14 - Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

On August 7, 2009, the Company’s Board of Directors approved the dismissal of Moore & Associates, Chartered, Independent Registered Public Accounting Firm, the independent registered public accounting firm who had been engaged as the principal accountant to audit the Company’s financial statements, and the appointment of Alan Weinberg CPA as its new auditor. Alan Weinberg CPA is located at 6812 Cherokee Drive, Baltimore, MD 21209 with telephone number (410) 705-3155.

Following the Board’s approval, the Company dismissed Moore & Associates, Chartered, as its auditor and appointed Alan Weinberg CPA as its new auditor on August 7, 2009.

During the fiscal year ended May 31, 2009 until the change, there were no disagreements with Moore & Associates, Chartered on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Moore & Associates, Chartered would have caused them to make reference in connection with their report to the subject matter of the disagreement, and Moore & Associates, Chartered has not advised the Company of any reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

Moore & Associates, Chartered, audited the Company’s financial statement for the fiscal year ended May 31, 2009. The report of independent registered public accounting firm of Moore & Associates, Chartered as of and for the year ended May 31, 2009, did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principle. The report contained a “going concern” modification.

On August 27, 2009, the Public Company Accounting Oversight Board (“PCAOB”) revoked the registration of Moore & Associates Chartered because of violations of PCAOB rules and auditing standards in auditing the financial statements, PCAOB rules and quality controls standards, and Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder, and noncooperation with a board investigation. As a result, the Company can not obtain a letter from Moore and Associates confirming this disclosure.

During the year ended May 31, 2009, and through August 7, 2009, the Company did not consult with Alan Weinberg CPA regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

As part of the closing under the Merger Agreement dated June 11, 2010, pursuant to which the Company acquired Celestial Jets, Inc., the Company issued 35,633,584 shares of its common stock to the sole stockholder of Celestial Jets and 16,000,000 Class A Common Stock Purchase Warrants. The Warrants are exercisable any time after issuance and prior to the close of business on June 11, 2011 at an exercise price of $0.0001 per share. The Warrants are intended to provide a mechanism for the holder to maintain a 53.85% interest in the Company following the closing of the Merger Agreement and thus may only be exercised if the Company issues additional shares of its common stock to any person prior to the expiration of the Warrant. The consideration received by the Company consisted solely of all of the issued and outstanding shares of common stock of Celestial Jets acquired by the Company’s wholly owned subsidiary when Celestial Jets merged into the subsidiary. The offer and sale of these securities was made pursuant to the exemption from registration provided by Section 4(2) promulgated under the U.S. Securities Act of 1933, as amended.

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

As explained more fully in Item 2.01, on June 11, 2010, the Company entered into the Merger Agreement with Celestial Jets. Under the Merger Agreement, Celestial Jets merged with and into the Company’s wholly owned subsidiary, Celestial Acquisition Corp., for a merger consideration issued to the sole stockholder of Celestial Jets equal to 35,633,584 shares of the Company’s common stock (representing 53.85% of the Company’s outstanding capital stock immediately after the merger) and 16,000,000 Class A Common Stock Purchase Warrants. Upon the merger, the name of Celestial Acquisition Corp. became Celestial Jets, Inc. The Warrants are exercisable any time until June 11, 2011 at an exercise price of $0.0001 per share. The Warrants are intended to provide a mechanism for the holder to maintain a 53.85% interest in the Company following the merger and thus may only be exercised if the Company issues additional shares of its common stock to any person on or before June 11, 2011. The merger occurred on June 11, 2010 and, as a result, Mr. Clyburn, Jr. acquired control of the Company. Control of the Company was previously held by Almaymoon Mawji and Zahirali Kaba, the promoters and organizers of the Company, who surrendered their shares of stock in connection with the merger.

As explained more fully in the above Item 2.01 under the section titled “Directors and Executive Officers” and below in Item 5.02 of this Current Report on Form 8-K, on May 11, 2010, in contemplation of the acquisition of Celestial Jets, Inc., Richard O. Weed was elected to the Board of Directors and as President, Secretary and Treasurer of the Company. On May 11, 2010, Almaymoon Mawji and Zahirali Kaba resigned as officers and directors of the corporation. Mr. Clyburn, Jr. and Ms. Sharon Singer (who was formerly the Chief Financial Officer of Celestial Jets, Inc., were elected as directors of the Company pursuant to the terms of the Merger Agreement. Mr. Clyburn, Jr. was elected President and CEO of the Company and Ms. Singer was elected Treasurer and CFO of the Company. Mr. Weed remains as Secretary and a director of the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Resignation of Directors

Effective May 11, 2010, Almaymoon Mawji and Zahirali Kaba resigned from their positions on the board of directors. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

Resignation of Officers

Effective May 11, 2010, Almaymoon Mawji and Zahirali Kaba resigned from their respective offices of the Company. Their resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

Appointment of Directors and Officers

On May 11, 2010, Richard O. Weed was elected to the Board of Directors and appointed as President, Secretary and Treasurer of the Company. On June 11, 2010, upon the closing of the Merger Agreement, Gary Clyburn, Jr. was appointed as President and CEO and Sharon Singer was appointed as Treasurer and CFO of the Company. Mr. Weed remains Secretary and a director of the Company. Subject to the right of removal by stockholders in accordance with Nevada law, the terms of office of directors of the Company extend until the next annual meeting of stockholders, and until their successors are elected and qualify.

The business background description of Mr. Clyburn, Jr., Ms. Singer and Mr. Weed are as follows:

Gary Clyburn, Jr., age 32, is President, CEO and Director of the Company. He is an accomplished software executive with experience in the health care industry and information technology. Mr. Clyburn, Jr. was formerly the CEO of Celestial Jets, an aviation charter broker company which is a federally mandated minority-owned business since January 2010. From 1996 to 2002, Mr. Clyburn, Jr. was a hospital nurse in New York. From 2002 to 2007, he was the director of technology for a hospital in New Jersey. From 2007 until he joined Celestial Jets, he operated his own company, Nav IT, which was involved in providing information technology services in various business fields principally related to the health care industry. Mr. Clyburn, Jr. earned his A.A.S. degree from Ashworth College and received his nursing diploma from the State University of New York. He currently resides in Pennsylvania with his family.

Sharon Singer, age 48, CFO and Director of the Company, has over 25 years of business experience, with the past 15 years in the financial service industry. As CFO and business strategist of Celestial Jets, Ms. Singer provides financial leadership, including financial oversight, business development and human resource management. Most recently, she was a senior leader and global director at both Credit Suisse and Goldman Sachs, and for 13 years supported both front and back office divisions, including but not limited to financial and product control, risk management, operations and Information Technology divisions. Her industry experience also includes technology, health care, education, government and non profit. Ms. Singer graduated cum laude with a Masters of Science in Applied Behavioral Science from The Johns Hopkins University, received a business certificate from The Wharton School and a bachelor’s degree from University of Maryland. She currently resides in New York City with her son.

Richard O. Weed, age 47, Director and Corporate Secretary, is partner in Weed & Co. LLP. Weed & Co. LLP is a law firm that provides advice on capital formation and business strategy, including litigation. The firm is known for using analytical firepower, creative problem solving, and resourceful implementation to assist clients. His education includes the University of Texas at Austin (B.B.A., 1984), St. Mary’s University School of Law (J.D., 1987), and University of Southern California (M.B.A., 1992). Phi Delta Phi. His background includes: Adjunct Professor of Law, Western State University College of Law, Irvine, California 1994-1996; Adjunct Professor of Business, DeVry Institute of Technology, Long Beach, California; 1997; Bankruptcy Litigation Attorney Gibson, Dunn & Crutcher, Irvine, California 1993; and Business Litigation Attorney with Foster, Lewis, Langley, Gardner & Banack, Inc., San Antonio, Texas 1987-1991. His professional memberships include the State Bar of California; State Bar of Texas; American Bar Association; Orange County Bar Association and Association for Corporate Growth. His practice areas include securities, business law, mergers, acquisitions and divestitures, corporate law, and litigation.

Weed & Co. LLP has a written fee agreement to perform legal services for the Company. Under the fee agreement, Weed & Co. LLP receives a fixed fee of $10,000 per month.

Family Relationships

There are no family relationships between the officers or directors of the Company.

Employment Agreements of the Executive Officers

Celestial Jets has an employment agreement with Ms. Singer, its part time CFO, which expires in August 2010 and provides for a monthly salary of $3,000.

Related Party Transactions

In December 2009, Celestial borrowed $100,000 in the form of a convertible note from a company controlled by McKyle Clyburn, the brother of Gary Clyburn, Jr., its President and CEO. Mr. Clyburn, Jr. is now the President and CEO, a director and a majority shareholder of the Company. The note matures on December 16, 2011, subject to acceleration in the event Celestial engages in a merger or a Registration Statement under the Securities Act of 1933 filed by Celestial becomes effective, provided, however, that in no event are any cash payments due under the Note until June 1, 2011. This note bears interest at a rate of 10.0% per annum and monthly payments of interest only are due beginning on June 1, 2011 until maturity. The note is convertible at the option of the note holder into an interest equal to 9% of Celestial on a pro forma basis prior to its acquisition by the Company. US GAAP requires that, if certain criteria are met, companies must bifurcate conversion options from their host instruments and account for them as free standing derivative instruments. The Company has evaluated the conversion option on the convertible debt and has determined that the embedded conversion option should be bifurcated but is valued at zero. Additionally, the Company analyzed the conversion feature and determined that the effective conversion price was higher than the market price at date of issuance; therefore no beneficial conversion feature was recorded.

During 2009, Celestial received $63,852.29 in advances from another company controlled by the same brother of Mr. Clyburn, Jr. The advances were non-interest bearing and had no specific terms of repayment. In January 2010, Celestial and the lender formalized the terms of the advances in a note agreement. The note matures on January 4, 2012, and provides for interest-only payments due monthly. The note is not convertible.

Weed & Co. LLP has a written fee agreement to perform legal services for the Company. Under the fee agreement, Weed & Co. LLP receives a fixed fee of $10,000 per month. Our officer and director, Richard O. Weed is managing partner of Weed & Co. LLP.

Item 5.06	Change in Shell Company Status.

The Company has ceased to be a shell company as a result of the acquisition of Celestial Jets, Inc. by merger. Full details regarding that transaction are provided in response to Items 1.01 and 2.01 of this current report.

Item 9.01	Financial Statement and Exhibits.

(a) Financial Statements of Business Acquired.

The Audited Financial Statements of Celestial Jets, Inc. as of December 31, 2009 are filed as Exhibit 99.1 to this current report and are incorporated herein by reference.

The unaudited quarterly financial statements of Celestial Jets, Inc. as of March 31, 2010 are filed as Exhibit 99.2 to this current report and are incorporated herein by reference.

The Audited Financial Statements of the Company as of May 31, 2009 are included in its report on Form 10-K as filed with the Securities and Exchange Commission on July 28, 2009, under file number 000-53448; as amended by Form 10-K/A filed on October 23, 2009.

The Interim Financial Statements of the Company for the three and nine month periods ended February 28, 2010 are included in its report on Form 10-Q as filed with the Securities and Exchange Commission on April 14, 2010, under file number 000-53448.

(b) Pro forma financial information.

Pro forma financial information is included as Exhibit 99.3.

(d) Exhibits.

Exhibit No.	Description
3.1	Articles of Incorporation (1)
3.2	Bylaws (2)
3.3	Certificate of Change of Articles of Incorporation (3)
10.1	Merger Agreement
10.2	Form of Common Stock Purchase Warrant
10.3	Convertible Note dated December 16, 2009
10.4	Note dated January 4, 2010
10.5	Employment Agreement with CFO Sharon Singer
10.6	Convertible Promissory Note Issued to Marans Invest & Finance S.A.
10.7	Plan of Merger
10.8	Certificate of Merger
21.1	Subsidiaries of the registrant
99.1	The Audited Financial Statements of Celestial Jets, Inc. as of December 31, 2009
99.2	Interim financial statements of Celestial Jets, Inc. for the three months ended March 31, 2010
99.3	Pro forma financial information

(1)	Attached as Exhibit 3.1 to our Registration Statement on Form S-1, filed with the Securities and Exchange Commission on June 25, 2008.
(2)	Attached as Exhibit 3.2 to our Registration Statement on Form S-1, filed with the Securities and Exchange Commission on June 25, 2008.
(3)	Attached as Exhibit 3-02 to our Report on Form 8-K, filed with the Securities and Exchange Commission on April 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VizStar, Inc.

Dated: June 11, 2010	By:	/s/ Gary Clyburn, Jr.
Gary Clyburn, Jr.
CEO